United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2008

Prospect Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

400 Corporate Pointe, Suite 525
Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 338-8677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

(a)           Effective April 30, 2008, we and all of the participating lenders in our $155 million senior secured credit facility have agreed to revised forbearance agreements that extend the forbearance period through May 14, 2008. There was no additional cost to us in connection with these latest extensions.

Discussions remain ongoing between us and our lenders with respect to covenant waivers and other amendments to our credit agreements. If the credit agreement amendments have been satisfactorily completed by May 14, 2008, no additional forbearance agreement extension will be necessary. If not, we expect that we and our lenders will negotiate another extension, or we will be in default under our existing credit agreements and the maturity date under those agreements will be accelerated to June 30, 2008.

Item 3.01                                                 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)           As previously announced, we submitted a letter to the American Stock Exchange on February 28, 2008 setting forth our plan for regaining compliance with the exchange’s continued listing requirements, including filing the Alta Healthcare System, Inc. Form 8-K/A, which we filed on April 1, 2008, and filing our fiscal 2007 Form 10-K and fiscal 2008 first quarter Form 10-Q not later than April 28, 2008. In connection with our revised timetable for submitting our SEC filings, as discussed in Item 8.01 below, we submitted a letter to the AMEX dated May 2, 2008, requesting that the AMEX extend until June 16, 2008 the deadline for us to complete our late SEC filings and thereby regain compliance with the exchange’s continued listing requirements. The AMEX is currently evaluating our plan. Assuming acceptance of the plan by the AMEX, and our timely filing of all indicated SEC filings, the AMEX will consider restoring trading in our common stock.

Item 8.01                                                 Other Events

As announced on May 7, 2008, in our press released filed herewith as Exhibit 99.1, we have substantially completed the work necessary to file our Form 10-K for the fiscal year ended September 30, 2007 and Form 10-Q for the fiscal quarter ended December 31, 2007. We anticipate filing both of these reports with the SEC by the end of May 2008.

As described in Item 2.04(a) above, discussions remain ongoing between us and our lenders with respect to covenant waivers and other amendments to our credit agreements. Agreed upon amendments to the credit agreements are required prior to the issuance of the abovementioned Forms 10-K and 10-Q. Although no assurance can be given, we believe that these amendments will be completed by the middle of May, followed by final review of the completed credit agreement amendments by Prospect’s independent auditors and, thereafter, filing of the 10-K and 10-Q. Assuming completion of the lender and independent auditor processes described above, we now expect to file our fiscal 2007 Form 10-K and our fiscal 2008 first quarter Form 10-Q by the end of May 2008, and our fiscal 2008 second quarter Form 10-Q by mid-June 2008. At that point, we believe we will be compliant with the continued listing requirements of the AMEX and will qualify for our common stock to resume trading, as discussed in Item 3.01(a) above.

Item 9.01                                                 Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are filed with the Form 8-K:

Exhibit No.	Description
99.1	Press Release of Prospect Medical Holdings, Inc. dated May 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.

	By:	/s/ MIKE HEATHER
Mike Heather, Chief Financial Officer

Dated: May 8, 2008